UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 29, 2023

BF Garden Tax Credit Fund IV L.P.

(Exact name of registrant as specified in its charter)

Delaware	0-26200	04-3208648
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 Franklin Street, 28th Floor, Boston, Massachusetts 02110

(Address of Principal Executive Offices)      (Zip Code)

Registrant’s telephone number, including area code         (888) 773-1487

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 29, 2023, Gregory Voyentzie, President and sole director of Corporate Investment Holdings, Inc. (“CIH”), the general partner of BF Garden Associates IV L.P., the general partner of BF Garden Tax Credit Fund IV L.P. (the “Registrant”), resigned from his positions as President and director effective on such date. Mr. Voyentzie’s resignation was for personal reasons and is not the result of any dispute or disagreement regarding the Registrant's operations, policies, or procedures.

Marie Reynolds, the current Treasurer of CIH, has been appointed President and sole director of CIH effective December 29, 2023. Ms. Reynolds, 57, has served as Treasurer of CIH since December 15, 2020, and is the Chief Financial Officer (“CFO”) and Chief Operating Officer (“COO”) of Boston Financial Investment Management, LP (“BFIM”). Ms. Reynolds joined BFIM in 1995 and has 29 years of financial analysis and reporting experience within the affordable housing industry. In her role as CFO and COO of BFIM, Ms. Reynolds sets financial policy for BFIM and works with senior executives to set strategic direction and develop policies that have organization-wide impact. Ms. Reynolds was named BFIM’s CFO in 2014 and COO in 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2024	BF Garden Tax Credit Fund IV L.P.
By: BF Garden Associates IV L.P., its General Partner
By: Corporate Investment Holdings, Inc., its General Partner

	By:	/s/ Marie Reynolds
	Name:	Marie Reynolds
	Title:	President and Treasurer